UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2008
eTelecare Global Solutions, Inc.
(Exact name of registrant as specified in its charter)
001-33362
(Commission File Number)

Philippines (State or other jurisdiction of incorporation)	98-0467478 (I.R.S. Employer Identification No.)
31st Floor CyberOne Building, Eastwood City, Cyberpark,
Libis, Quezon City 1110
Philippines
(Address of principal executive offices, with zip code)
63 (2) 916 5670
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.
(a) On April 21, 2008, Ernst & Young LLP (“E&Y”) was notified on behalf of the Audit Committee of the Board of Directors (the “Audit Committee”) of eTelecare Global Solutions, Inc. (the “Company”) that E&Y was dismissed as the Company’s independent registered public accounting firm.
E&Y’s report on the Company’s financial statements for the past two years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Company’s two most recent fiscal years ended December 31, 2007 and 2006 and the subsequent period through April 21, 2008, the Company did not have any disagreements (as defined in Item 304 (a) (1) (iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Also during this period, there have been no reportable events as that term is described in Item 304 (a) (1) (v) of Regulation S-K.
The Company has provided E&Y with a copy of these disclosures and has requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. This letter from E&Y is attached as Exhibit 16.1 to this current report on Form 8-K.
(b) As a result of a competitive request for proposal process undertaken by the Audit Committee, the Company approved KPMG LLP (“KPMG”) as the Company’s independent registered accounting firm for the year ending December 31, 2008. This appointment is subject to KPMG successfully completing its client intake procedures. In deciding to select KPMG, the Audit Committee reviewed auditor independence issues and existing commercial relationships with KPMG and concluded that KPMG has no commercial relationship with the Company that would impair its independence. The Company did not engage KPMG in any prior consultations during the Company’s fiscal years ended December 31, 2007 and 2006 or the subsequent period through the date of the filing of this current report on Form 8-K regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304 (a) (1) (iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304 (a) (1) (v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated April 23, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eTELECARE GLOBAL SOLUTIONS, INC.
Date: April 23, 2008	By:	/s/ J. Michael Dodson
J. Michael Dodson
Chief Financial Officer